SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      September 29, 1999
(Date of earliest event reported)  (September 13, 1999)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts                0-13627         04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

1. On September 13, 1999, the Registrant issued the following press release:

"CTC Communications Signs $8 Million Contract with Accelerated Networks

MOORPARK, Calif.--Sept. 13, 1999-- CTC Communications Corp. (Nasdaq:CPTL) and Accelerated Networks Monday announced the signing of an $8 million contract for CTC's purchase of Accelerated Networks' Integrated Access Devices (IADs) and Multi-Service Access Platforms (MSAPs).

CTC is currently deploying Accelerated's IADs and MSAPs as part of its Cisco Powered Integrated Communications Network (ICN) and its PowerPath(SM) broadband customer access service.

CTC utilizes Accelerated Networks' IADs at customer locations, as an integral part of CTC's PowerPath(SM) broadband customer access, for delivering converged voice and data services to business customers over digital broadband access facilities.

Accelerated's MSAPs are utilized in CTC's regional POPs and supply GR-303 voice gateway functionality to CTC's ICN Network voice calls, linking CTC customers to the upstream long-distance network.

Accelerated's equipment is being installed at CTC's business customer locations, where voice and data traffic is integrated and delivered over high-speed ATM packet lines to Cisco ATM switches within CTC's ICN Network.

Traffic is routed over the ICN Network to either its on-net destination or to regional POPs, where gateway functionality facilitates Network to Network Interface (NNI) to other ATM and frame relay data networks, the Internet and long-distance voice carriers.

"Building an access network infrastructure that combines toll-quality voice and high-speed data traffic over a single facility is a strong competitive move," observed Jennifer Pigg, senior vice president of data communications at Yankee Group.

"By enabling integrated multi-service delivery to the customer's premises with the Accelerated Networks solution, CTC will be able to extend to its customers a flexible, manageable, cost effective solution."

CTC is currently in the process of completing beta customer testing of its ICN Network and will have 50 customer locations on-net in September and 200 by the end of 1999. CTC's PowerPath(SM) will provide high-speed broadband ATM customer access between the ICN Network and these customer locations.

CTC's PowerPath(SM) delivers integrated services including long distance voice, data, video and Internet to the customer location utilizing a variety of underlying technologies including SDSL, leased T1s and fiber. CTC operates regional POPs in each of the New England states, New York, New Jersey and Maryland.

"The addition of Accelerated's integrated broadband access equipment to our network architecture provides the final pieces for an overall end-to-end multi-service deployment," said Frederic Kunzi, vice president and chief technology officer at CTC.

"We are on track with our deployment and services offering plans and have customer contracts in hand for our September ramp up. As we increase the number of customer locations on-net and move toward full production, Accelerated Networks will continue to meet our requirements with timely delivery of quality products that contribute to keeping our service quality high and our operational and provisioning costs to a minimum."

Suresh Nihalani, president and chief executive officer of Accelerated Networks, stated, "CTC's implementation of our solution underscores our commitment to building flexible, standards-based access products.

"By providing both the access and long-distance voice gateway components to CTC's network, we support their existing infrastructure while allowing them to deliver revenue-generating services within an attractive cost model."

     About CTC Communications
CTC is a rapidly growing Integrated Communications Provider (ICP) of integrated communications solutions to medium- and large-sized business customers in the Northeast United States. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access and other advanced data services.

The company markets its services through its 253 member sales and service representatives located in 25 branch offices throughout Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York and Maryland. Company headquarters are in Waltham, Mass., and CTC can be found on the World Wide Web at www.ctcnet.com


     About Accelerated Networks
Accelerated Networks is the leading supplier of voice and data over DSL and integrated broadband access solutions. These systems enable providers to offer a full complement of bundled voice and data services over a single DSL or T1 access line.

Based on open industry standards, Accelerated is the only company to offer all three components of a complete access solution -- customer premises integrated access devices (IADs), NEBS-compliant central office multi-service access platforms (MSAPs) used for concentration, and service POP MSAPs used to gateway into upstream voice and data networks.

In addition to allowing providers to offer enhanced services and generate additional revenues, Accelerated's products dramatically reduce the costs of provisioning and operation, and allow service providers to reduce their time to market.

Since its introduction, Accelerated Networks has garnered five prestigious industry awards, including Best of Category and Best of Show at NetWorld+Interop Atlanta 98, Data Communications' Top 25 Startups and a 1999 Hot Product of the Year, and the International Engineering Consortium (IEC) InfoVision award.

The company received funding from New Enterprise Associates, US Venture Partners, ONSET Ventures, Walden International Investment Group, and Siemens AG. More information on Accelerated Networks and its product line can be found at www.acceleratednetworks.com.

The statements in this news release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in CTC's most recent report on Form 10-
Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results events or circumstances after the date hereof.

CONTACT: Accelerated Networks Inc., Moorpark
Kathy Tebben, 805/553-9680 ext. 233
kathy@acceleratednetworks.com
or
CTC Communications Corp., Waltham
John D. Pittenger, 781/466-1302
pitt@ctcnet.com"


- -----------------------

2. On September 29, 1999, the Registrant issued the following press release:

"Demand for CTC Communications' $100-Million, Cisco-Powered 'Integrated Communications Network' (ICN) Proceeds at Record Pace; Phase I of CTC's Managed Rollout of ICN and PowerPath(SM) Ahead of Schedule; Phase II to Begin in January 2000--

WALTHAM, Mass., Sept. 29 -- CTC Communications (Nasdaq: CPTL) -- a rapidly growing provider of state-of-the-art integrated communications solutions for medium-to-large enterprises in the Northeast U.S. -- today announced that customer demand for its recently completed, certified Cisco (Nasdaq: CSCO) Powered Network(TM) is proceeding at a record pace.

CTC's "Integrated Communications Network," or ICN, successfully completed all aspects of beta testing in early September. The company is now implementing a managed commercial roll-out through the end of 1999, at which point it will shift into full commercial production in the year 2000. Currently, 50 major business locations are "live" on the ICN and CTC is on target for that number to reach 200 by December 1999, and 2,400 by December 2000. Current customer demand for the network exceeds the planned ramp-up schedule.

The ICN -- which is a fully integrated end-to-end network service -- initially is comprised of 22 Cisco-powered hub locations, providing service within and between markets in each of the New England States, New York and New Jersey. It is powered by a suite of Cisco networking products, including

IP, frame relay and ATM, thus enabling CTC to deliver converged, value-added, high-speed Internet, data, video and long distance voice services to its customer base. The ICN currently represents a $35 million capital investment by CTC and it is anticipated that a success-based expansion of the network totaling an additional $65 million will be implemented over the next two years.

The "last mile" of the network to the customer premise is a wholly unique delivery platform developed exclusively by CTC. Called PowerPath(SM), it provides high-speed broadband access right to the customer's locations. In this way, CTC is able to deliver a full portfolio of integrated communications offerings directly to the customer location utilizing the latest underlying technologies, including SDSL, T1 lines, fiber and wireless. CTC works in a consultative approach with its customers to help them select that "fabric" which best addresses their specific needs.

In making today's announcement, Robert J. Fabbricatore, Chairman of the Board and CEO of CTC stated, "Customer response to the ICN Network has been exceptional. Our customers want to get on the network for a number of reasons. First, they reduce their networking costs by consolidating services on our PowerPath(SM) broadband access facility. Secondly, the normal order activity for adds, moves and changes are accomplished swiftly and easily through bandwidth assignment on that same access facility, rather than ordering new. And finally, our customers are data savvy and understand emerging technologies and applications. It is not lost on them that CTC's ICN Network places a broadband gateway right at their business locations. They recognize that this is their gateway to the future of packet-based local services, IP voice and IP fiber."

"To address the current and future needs of our customers," Mr. Fabbricatore continued, "CTC has partnered with Cisco, the leading developer of networking hardware and software, and is investing $100 million in the ICN. Our goal is to deliver the most robust network of its kind - anywhere: a single source solution to meet all the communication needs of our customers, and to position them to excel in the emerging world of web-based communications, information and e-commerce. Our ICN Network enables us to provide our business customers with quality of service, flexibility and economies that are second to none." Currently CTC has more than 10,000 business customers; and the company has achieved an industry-leading client retention rate in excess of 99 percent.

About CTC Communications
CTC, headquartered in Waltham, Massachusetts, is a rapidly growing provider of integrated communication solutions to medium and larger-sized business customers in the Northeast U.S. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access and other advanced data services. In August of this year, the company officially became an Internet Service Provider. CTC markets its services through 310 member sales and service representatives located in 26 branch offices throughout Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York and Maryland. CTC Communications' ICN Network is fully redundant and is managed at the company's recently completed, state-of-the-art Technology Center, located at its corporate headquarters in Waltham, Massachusetts. As of June 30, 1999, the company had more than 184,000 access lines in service and has been consistently adding 40,000 new lines per quarter. CTC has the highest market-share among CLECs in its operating area. CTC can be found on the Worldwide Web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

/CONTACT: Paul D. Feldman of Feldman Communications Inc., 410-571-8900 or FelCom@AOL.com; or Alan Russell of CTC Communications, 800-287-9875 or Arussel1@ctcnet.com/"



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)
                                  By: /s/ John D. Pittenger
                                         John D. Pittenger,
                                   Executive Vice President,
                                   Finance and Administration
September 29, 1999